J2 Global Reports Record First Quarter 2021 Results & Raises Full Year 2021 Guidance

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the first quarter ended March 31, 2021.

“J2 continues to produce outstanding results across the board,” said Vivek Shah, CEO of J2 Global. “Our strong momentum adds to the considerable excitement within our organization as we prepare to separate into two independent publicly traded companies.”

FIRST QUARTER 2021 RESULTS

Q1 2021 quarterly revenues increased 19.8% to a Q1 record of $398.2 million compared to $332.4 million for Q1 2020.  On a pro-forma(6) basis, Q1 2021 quarterly revenues increased 23.2% to $385.6 million compared to $313.0 million for Q1 2020.

Net cash provided by operating activities increased to $178.7 million compared to $102.0 million for Q1 2020. Q1 2021 free cash flow(2) increased 60.1% to $152.5 million compared to $95.2 million for Q1 2020.

GAAP earnings per diluted share(3) increased to $1.67 in Q1 2021 compared to $(0.13) for Q1 2020.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 55.8% to $2.18 as compared to $1.40 for Q1 2020. On a pro-forma(6) basis, Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 60.0% to $2.11 as compared to $1.32 for Q1 2020.

GAAP net income increased to $77.9 million as compared to $(6.4) million for Q1 2020.

Adjusted non-GAAP net income increased by 43.9% to $97.2 million as compared to $67.5 million for Q1 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income increased by 48.3% to $94.0 million as compared to $63.4 million for Q1 2020.

Adjusted EBITDA(5) for the quarter increased 33.8% to $156.3 million compared to $116.8 million for Q1 2020. On a pro-forma(6) basis, Adjusted EBITDA(5) for the quarter increased 37.5% to $151.5 million compared to $110.2 million for Q1 2020.

J2 ended the quarter with approximately $511 million in cash, cash equivalents, and investments after deploying approximately $8 million during the quarter for prior year acquisitions.

Key financial results for Q1 2021 versus Q1 2020 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release. The Pro-Forma Results below exclude Voice assets in Australia, New Zealand, and the United Kingdom that have been sold as well as the Company’s B2B Backup business which it expects to sell.

				Pro-Forma Results(6)
	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change
Revenues
Cloud Services	$171.4	$169.8	0.9%	$158.8	$150.4	5.6%
Digital Media	$226.8	$162.6	39.5%	$226.8	$162.6	39.5%
Total Revenue: (1)	$398.2	$332.4	19.8%	$385.6	$313.0	23.2%
Operating Income	$78.5	$55.2	42.1%
Net Cash Provided by Operating Activities	$178.7	$102.0	75.2%
Free Cash Flow (2)	$152.5	$95.2	60.1%
GAAP Earnings per Diluted Share (3)	$1.67	$(0.13)	NM
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$2.18	$1.40	55.8%	$2.11	$1.32	60.0%
GAAP Net Income (Loss)	$77.9	$(6.4)	NM
Adjusted Non-GAAP Net Income	$97.2	$67.5	43.9%	$94.0	$63.4	48.3%
Adjusted EBITDA (5)	$156.3	$116.8	33.8%	$151.5	$110.2	37.5%
Adjusted EBITDA Margin (5)	39.3%	35.1%	11.7%	39.3%	35.2%	11.6%

BUSINESS OUTLOOK

Based on better-than-expected operating performance, the Company is raising its revenue, Adjusted EBITDA, and Adjusted non-GAAP EPS estimates:

	Original 2021 Range of Estimates (A)		Revised 2021 Range of Estimates (A)
	Low	High	Low	High
Revenue	$1,630	$1,676	$1,676	$1,700
Adjusted EBITDA	$646	$666	$666	$680
Adjusted non-GAAP EPS (B)	$8.93	$9.27	$9.27	$9.51

(A) Balances are in millions, except per share amounts, and exclude the B2B Backup business and Voice assets in the United Kingdom
(B) Assumed share cost does not factor in any share repurchases or issuances (e.g. convert settlement)

Adjusted non-GAAP earnings per diluted share for 2021 excludes share-based compensation of between $20 million and $24 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2021 (exclusive of the release of reserves for uncertain tax positions) will be between 22% and 24%.

The Company has not reconciled the non-GAAP Business Outlook 2021 Adjusted EBITDA, Adjusted non-GAAP earnings per diluted share, and tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to forecasted revenues and costs primarily related to acquisitions and taxation, which are potential adjustments to future earnings, and the uncertainty as to when or if the B2B Backup Business will be sold. We expect the variability of forecasted revenues and costs to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 9.6% for Q1 2021 and 132.5% for Q1 2020. The estimated Adjusted non-GAAP effective tax rates were approximately 22.5% for Q1 2021 and 22.0% for Q1 2020.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2021 and 2020 totaled $0.51 and $1.53 per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; loss on investments, net; other (income) expense, net; income tax expense; (income) loss from equity method investment, net; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(6)	Pro-forma figures are provided taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the expected sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Ekahau, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches in excess of 240 million people per month across its brands. As of December 31, 2020, J2 had achieved 25 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.

Contact:
Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2020 Annual Report on Form 10-K filed by J2 Global on March 1, 2021, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$371,971	$242,652
Short-term investments	663	663
Accounts receivable, net of allowances of $17,971 and $16,018, respectively	242,420	325,619
Prepaid expenses and other current assets	52,386	53,909
Current assets held for sale	8,063	—
Total current assets	675,503	622,843
Long-term investments	138,703	97,495
Property and equipment, net	155,799	156,577
Operating lease right-of-use assets	85,342	105,845
Goodwill	1,777,745	1,867,430
Other purchased intangibles, net	676,699	741,569
Deferred income taxes, noncurrent	49,282	56,545
Other assets	16,993	17,027
Noncurrent assets held for sale	127,591	—
TOTAL ASSETS	$3,703,657	$3,665,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$201,141	$230,651
Income taxes payable, current	32,693	31,753
Deferred revenue, current	193,934	190,644
Operating lease liabilities, current	30,330	32,211
Current portion of long-term debt	399,893	396,801
Other current liabilities	41	497
Current liabilities held for sale	9,502	—
Total current liabilities	867,534	882,557
Long-term debt	1,186,438	1,182,220
Deferred revenue, noncurrent	15,134	14,440
Operating lease liabilities, noncurrent	80,465	99,177
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	58,386	57,081
Deferred income taxes, noncurrent	163,348	162,700
Other long-term liabilities	32,953	44,463
Noncurrent liabilities held for sale	12,813	—
TOTAL LIABILITIES	2,428,746	2,454,313
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	445	443
Additional paid-in capital	455,625	456,274
Retained earnings	882,071	809,107
Accumulated other comprehensive loss	(63,230)	(54,806)
TOTAL STOCKHOLDERS’ EQUITY	1,274,911	1,211,018
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,703,657	$3,665,331

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2021	2020
Total revenues	$398,185	$332,393

Cost of revenues (1)	57,822	59,131
Gross profit	340,363	273,262

Operating expenses:
Sales and marketing (1)	121,186	99,438
Research, development and engineering (1)	21,351	15,406
General and administrative (1)	119,346	103,171
Total operating expenses	261,883	218,015
Income from operations	78,480	55,247
Interest expense, net	21,704	20,971
Gain on sale of businesses	(1,979)	—
Loss on investments, net	—	20,832
Other (income) expense, net	(622)	6,876
Income before income taxes and (income) loss from equity method investment, net	59,377	6,568
Income tax expense	5,725	8,703
(Income) loss from equity method investment, net	(24,270)	4,269
Net income (loss)	$77,922	$(6,404)

Basic net income (loss) per common share:
Net income (loss) attributable to J2 Global, Inc. common shareholders	$1.75	$(0.13)

Diluted net income (loss) per common share:
Net income (loss) attributable to J2 Global, Inc. common shareholders	$1.67	$(0.13)

Basic weighted average shares outstanding	44,399,149	47,620,774
Diluted weighted average shares outstanding	46,731,872	47,620,774

(1) Includes share-based compensation expense as follows:
Cost of revenues	$132	$134
Sales and marketing	362	398
Research, development and engineering	520	431
General and administrative	5,099	5,350
Total	$6,113	$6,313

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
Cash flows from operating activities:	2021	2020
Net income (loss)	$77,922	$(6,404)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,492	53,980
Amortization of financing costs and discounts	7,296	6,997
Non-cash operating lease costs	3,320	4,834
Share-based compensation	6,113	6,313
Provision for doubtful accounts	2,485	2,826
Deferred income taxes, net	(5,380)	(1,106)
Gain on sale of businesses	(1,979)	—
Lease asset impairments	1,086	—
Changes in fair value of contingent consideration	510	(240)
Foreign currency remeasurement gain	655	7,801
(Income) loss from equity method investments	(24,270)	4,269
Loss on equity and debt investments	—	20,826
Decrease (increase) in:
Accounts receivable	68,564	52,949
Prepaid expenses and other current assets	(2,481)	(8,169)
Other assets	1,193	2,612
Increase (decrease) in:
Accounts payable and accrued expenses	(22,078)	(43,374)
Income taxes payable	2,471	1,616
Deferred revenue	7,867	(686)
Operating lease liabilities	(5,951)	(5,062)
Liability for uncertain tax positions	1,304	1,654
Other long-term liabilities	(5,415)	400
Net cash provided by operating activities	178,724	102,036
Cash flows from investing activities:
Purchases of equity method investment	(8,064)	(22,840)
Purchases of equity investments	(999)	(843)
Purchases of property and equipment	(26,269)	(26,885)
Acquisition of businesses, net of cash received	385	(18,701)
Proceeds from sale of businesses, net of cash divested	5,999	—
Proceeds from sale of assets	—	226
Purchases of intangible assets	(8)	(19)
Net cash used in investing activities	(28,956)	(69,062)
Cash flows from financing activities:
Repurchase of common stock	(12,179)	(62,966)
Exercise of stock options	444	952
Deferred payments for acquisitions	(7,853)	(15,503)
Other	(551)	(839)
Net cash used in financing activities	(20,139)	(78,356)
Effect of exchange rate changes on cash and cash equivalents	(310)	(3,679)
Net change in cash and cash equivalents	129,319	(49,061)
Cash and cash equivalents at beginning of period	242,652	575,615
Cash and cash equivalents at end of period	$371,971	$526,554

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income (loss) with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; and (10) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income (loss)	$77,922	$1.67	$(6,404)	$(0.13)
Plus:
Share based compensation (1)	4,049	0.09	4,808	0.10
Acquisition related integration costs (2)	2,670	0.06	1,095	0.02
Interest costs (3)	4,845	0.11	4,315	0.09
Amortization (4)	33,343	0.75	31,858	0.67
Investments (5)	(25,444)	(0.57)	25,094	0.53
Tax expense from prior years (6)	—	—	388	0.01
Sale of assets (7)	(1,875)	(0.04)	(197)	—
Intra-entity transfers (8)	—	—	6,563	0.14
Lease asset impairments and other charges (9)	1,648	0.04	—	—
Convertible debt dilution (10)	—	0.08	—	—
Adjusted non-GAAP net income	$97,158	$2.18	$67,520	$1.40
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income (loss) with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; and (10) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2021	2020
Cost of revenues	$57,822	$59,131
Plus:
Share based compensation (1)	(132)	(134)
Acquisition related integration costs (2)	(40)	(55)
Amortization (4)	(596)	(450)
Adjusted non-GAAP cost of revenues	$57,054	$58,492

Sales and marketing	$121,186	$99,438
Plus:
Share based compensation (1)	(362)	(398)
Acquisition related integration costs (2)	(837)	(514)
Adjusted non-GAAP sales and marketing	$119,987	$98,526

Research, development and engineering	$21,351	$15,406
Plus:
Share based compensation (1)	(520)	(431)
Acquisition related integration costs (2)	(324)	—
Adjusted non-GAAP research, development and engineering	$20,507	$14,975

General and administrative	$119,346	$103,171
Plus:
Share based compensation (1)	(5,099)	(5,350)
Acquisition related integration costs (2)	(2,830)	(729)
Amortization (4)	(48,417)	(38,713)
Lease asset impairments and other charges (9)	(2,179)	—
Adjusted non-GAAP general and administrative	$60,821	$58,379

Interest expense, net	$21,704	$20,971
Plus:
Interest costs (3)	(6,417)	(5,934)
Adjusted non-GAAP interest expense, net	$15,287	$15,037

Gain on sale of businesses	$(1,979)	$—
Plus:
Sale of assets (7)	1,979	—
Adjusted non-GAAP gain on sale of businesses	$—	$—

Continued from previous page

Loss on investments, net	$—	$20,832
Plus:
Investments (5)	—	(20,825)
Adjusted non-GAAP loss on investments, net	$—	$7

Other (income) expense, net	$(622)	$6,876
Plus:
Sale of assets (7)	(200)	257
Intra-entity transfers (8)	—	(6,702)
Adjusted non-GAAP other (income) expense, net	$(822)	$431

Income tax provision	$5,725	$8,703
Plus:
Share based compensation (1)	2,064	1,505
Acquisition related integration costs (2)	1,361	203
Interest costs (3)	1,572	1,619
Amortization (4)	15,670	7,305
Investments (5)	1,174	—
Tax benefit from prior years (6)	—	(388)
Sale of assets (7)	96	(60)
Intra-entity transfers (8)	—	139
Lease asset impairments and other charges (9)	531	—
Adjusted non-GAAP income tax provision	$28,193	$19,026

(Income) loss from equity method investment, net	$(24,270)	$4,269
Plus:
Investments (5)	24,270	(4,269)
Adjusted non-GAAP (income) loss from equity method investment, net	$—	$—

Total adjustments	$(19,236)	$(73,924)

GAAP earnings per diluted share	$1.67	$(0.13)
Adjustments *	$0.51	$1.53
Adjusted non-GAAP earnings per diluted share	$2.18	$1.40
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP (Income) Loss from Equity Method Investment, Net and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for Q1 2021 versus Q1 2020 are set forth in the following table (in millions, except per share amounts). The financial results below reflect the Company’s results, on a pro-forma basis, taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the expected sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

	Q1 2021	Q1 2020	% Change

Total Revenues	$398.2 million	$332.4 million	19.8%
Pro-Forma Revenue Adjustments	$(12.6) million	$(19.4) million	(35.1)%
Pro-Forma Total Revenue: (1)	$385.6 million	$313.0 million	23.2%

Adjusted Non-GAAP Earnings per Diluted Share (1)	$2.18	$1.40	55.8%
Pro-Forma Earnings per Diluted Share Adjustments	$(0.07)	$(0.08)	(12.5)%
Adjusted Pro Forma Earnings per Diluted Share (1)	$2.11	$1.32	60.0%

GAAP Net Income (Loss)	$77.9 million	$(6.4) million	(1,316.8)%
Pro-Forma Net Income Adjustments	$16.1 million	$69.8 million	(76.9)%
Adjusted Pro-Forma Net Income	$94.0 million	$63.4 million	48.3%

Adjusted EBITDA (1)	$156.3 million	$116.8 million	33.8%
Pro-Forma EBITDA Adjustments	$(4.8) million	$(6.6) million	(27.3)%
Adjusted Pro-Forma EBITDA (1)	$151.5 million	$110.2 million	37.5%

Adjusted EBITDA Margin (1)	39.3%	35.1%	11.7%
Pro-Forma EBITDA Margin Adjustments	0.0%	0.1%	(45.8)%
Adjusted Pro-Forma EBITDA Margin (1)	39.3%	35.2%	11.6%
(1) Refer to the notes on page 2 of this Release

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$77,922	$(6,404)
Plus:
Interest expense, net	21,704	20,971
Gain on sale of businesses	(1,979)	—
Loss on investments, net	—	20,832
Other (income) expense, net	(622)	6,876
Income tax expense	5,725	8,703
(Income) loss from equity method investment, net	(24,270)	4,269
Depreciation and amortization	65,492	53,980
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	6,113	6,313
Acquisition-related integration costs	4,031	1,298
Lease asset impairments and other charges	2,179	—

Adjusted EBITDA	$156,295	$116,838

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, loss on investments, net, other (income) expense, net, income tax expense, (income) loss from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2021
Net cash provided by operating activities	$178,724	$—	$—	$—	$178,724
Less: Purchases of property and equipment	(26,269)	—	—	—	(26,269)
Free cash flows	$152,455	$—	$—	$—	$152,455

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$139,591	$114,382	$124,070	$480,079
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	(21,286)	(92,552)
Add: Contingent consideration*	20,054	—	49	99	20,202
Free cash flows	$95,205	$115,939	$93,702	$102,883	$407,729

* Free Cash Flows of $95.2 million for Q1 2020, $93.7 million for Q3 2020 and $102.9 million for Q4 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$171,379	$226,806	$—	$398,185

Gross profit
GAAP gross profit	$134,415	$206,013	$(65)	$340,363
Non-GAAP adjustments:
Share-based compensation	129	3	—	132
Acquisition related integration costs	40	—	—	40
Amortization	596	—	—	596
Adjusted non-GAAP gross profit	$135,180	$206,016	$(65)	$341,131

Operating profit
GAAP operating profit	$63,517	$30,600	$(15,637)	$78,480
Non-GAAP adjustments:
Share-based compensation	1,491	1,647	2,975	6,113
Acquisition related integration costs	859	2,053	1,119	4,031
Amortization	11,859	37,059	95	49,013
Lease asset impairments and other charges	463	1,716	—	2,179
Adjusted non-GAAP operating profit	$78,189	$73,075	$(11,448)	$139,816

Depreciation	5,188	11,291	—	16,479
Adjusted EBITDA	$83,377	$84,366	$(11,448)	$156,295

NOTE 1: Table above excludes certain intercompany allocations

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 30, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$169,784	$162,608	$1	$332,393

Gross profit
GAAP gross profit	$131,424	$141,837	$1	$273,262
Non-GAAP adjustments:
Share-based compensation	132	2	—	134
Acquisition related integration costs	55	—	—	55
Amortization	450	—	—	450
Adjusted non-GAAP gross profit	$132,061	$141,839	$1	$273,901

Operating profit
GAAP operating profit	$59,022	$8,370	$(12,145)	$55,247
Non-GAAP adjustments:
Share-based compensation	1,590	1,303	3,420	6,313
Acquisition related integration costs	110	1,188	—	1,298
Amortization	16,197	22,380	586	39,163
Adjusted non-GAAP operating profit	$76,919	$33,241	$(8,139)	$102,021

Depreciation	4,642	10,175	—	14,817
Adjusted EBITDA	$81,561	$43,416	$(8,139)	$116,838

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.